Exhibit 1.1

GLOBAL NET LEASE, INC.

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

October 4, 2018

UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019

Robert W. Baird & Co. Incorporated

1717 K Street NW, Suite 910

Washington, D.C. 20007

Capital One Securities, Inc.

299 Park Avenue, 14th Floor

New York, NY 10171

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of December 12, 2016, as amended on May 19, 2017 (the “Agreement”), by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc. (formerly known as FBR Capital Markets & Co.) and KeyBanc Capital Markets Inc. (each an “Existing Agent” and collectively, the “Existing Agents” and together with the Company and the Operating Partnership, the “Parties”) pursuant to which the Company may issue and sell through the Existing Agents, acting as agent and/or principal, shares of the Company’s common stock, par value $0.01 per share, having an aggregate sale price of up to $175,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 2 to Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a)	The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc., KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (each an “Agent” and collectively, the “Agents”),”.

(b)	Section 2(cc) of the Agreement is hereby amended to read as follows: “Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code for its taxable year ending December 31, 2018 and thereafter; all statements in the Registration Statement, the Basic Prospectus and the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Considerations” regarding the Company’s qualification and taxation as a REIT are correct in all material respects. The Company intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time including the consummation of the Merger. The Operating Partnership is and has been at all times classified as an entity disregarded as separate from its owner or as a partnership and not as an association or partnership taxable as a corporation for federal income tax purposes, the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to cease being classified as an entity disregarded as separate from its owner or as a partnership for federal income tax purposes and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to be treated as an association or partnership taxable as a corporation for federal income tax purposes.”.
(c)	Section 10 of the Agreement is hereby amended to include the following subsection (g): “(g) BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Legal Department (fax no.: (212) 702-1205)”.

SECTION 2. Obligations Binding upon BMO Capital Markets Corp. BMO Capital Markets Corp. hereby agrees to be bound by the terms of the Agreement. BMO Capital Markets Corp. shall be considered to be an Agent under the Agreement to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 5. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 6. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 7. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

ACCEPTED as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Chris LoBello
Name: Chris LoBello
Title: Associate Director

By:	/s/ Whitney Mikell
Name: Whitney Mikell
Title: Director

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Tim Stefanou
Name: Tim Stefanou
Title: Vice President

CAPITAL ONE SECURITIES, INC.

By:	/s/ Greg K. Steele
Name:	Greg K. Steele
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Ashish Sanghrajka
Name:	Ashish Sanghrajka
Title:	Managing Director

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head, Investment Banking

KeyBanc Capital Markets INC.

By:	/s/ Paul Hodermarsky
Name:	Paul Hodermarsky
Title:	Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ David Raff
Name:	David Raff
Title:	Managing Director

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]